                                                                      Exhibit 11
                                                                         Primary



                                                             For the Three Months                      For the Nine Months
                                                             Ended September 30,                       Ended September 30,
                                                     -----------------------------------       -----------------------------------
                                                            1997            1996                      1997            1996
                                                     -----------------------------------       -----------------------------------
INCOME ON COMMON STOCK
============================================

NET INCOME                                             $ 22.6                $ 20.1              $ 64.5              $ 53.0


SHARES OUTSTANDING
============================================

Weighted Average Number of                               78.5                  74.6                78.1                69.9
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock                       14.4                  14.3                12.6                14.3
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                           (6.6)                 (3.6)               (5.1)               (4.2)

Assumed Conversion of
 Convertible Preferred Stock                              -                     2.4                 -                   7.0
                                                     -----------------------------------------------------------------------


Weighted Average Number of
     Common Shares Outstanding                           86.3                  87.7                85.6                87.0
                                                     =======================================================================


EARNINGS PER SHARE
============================================

NET INCOME PER COMMON SHARE                            $ 0.26                $ 0.23              $ 0.75              $ 0.61
                                                     =======================================================================

                                                                      Exhibit 11
                                                                   Fully Diluted


                                                             For the Three Months                        For the Nine Months
                                                              Ended September 30,                         Ended September 30,
                                                      -----------------------------------       -----------------------------------
                                                             1997            1996                      1997            1996
                                                      -----------------------------------       -----------------------------------
INCOME ON COMMON STOCK
===========================================

NET INCOME                                              $ 22.6                $ 20.1               $ 64.5                $ 53.0


SHARES OUTSTANDING
===========================================

Weighted Average Number of                                78.5                  74.6                 78.1                  69.9
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock                        14.6                  14.3                 14.5                  14.3
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                            (6.2)                 (3.6)                (6.0)                 (3.7)

Assumed Conversion of
 Convertible Preferred Stock                               -                     2.4                  -                     7.0
                                                      -----------------------------------------------------------------------------


Weighted Average Number of
     Common Shares Outstanding                            86.9                  87.7                 86.6                  87.5
                                                      =============================================================================


EARNINGS PER SHARE
===========================================

NET INCOME PER COMMON SHARE                             $ 0.26                $ 0.23               $ 0.74                $ 0.61
                                                      =============================================================================